CERTIFICATE OF MERGER

                                       of

                              NOODLE KIDOODLE, INC.
                            (a New York corporation)

                                      into

                              NOODLE KIDOODLE, INC.
                            (a Delaware corporation)

               (Under Section 907 of the Business Corporation Law)
          It is hereby certified, upon behalf of each of the constituent corporations herein named, as follows:

          FIRST: The Board of Directors of each of the constituent corporations has duly adopted an agreement and plan of merger ("Plan of Merger") setting forth the terms and conditions of the merger of said corporations.

          SECOND: The name of the foreign constituent corporation, which is to be the surviving corporation, and which is hereinafter sometimes referred to as the "surviving constituent corporation", is Noodle Kidoodle, Inc., a Delaware corporation. The date of its incorporation in Delaware is January 18, 1996.

No Application for Authority in the State of New York of the surviving constituent corporation to transact business as a foreign corporation therein was filed by the Department of State of the State of New York; and it shall not do business in the State of New York until an Application for Authority shall have been filed by the Department of State of the State of New York.

          THIRD: The name of the domestic constituent corporation, which is being merged into the surviving constituent corporation, and which is hereinafter sometimes referred to as the "merged constituent corporation", is Noodle Kidoodle, Inc. ("Noodle Kidoodle-NY"), a New York corporation. The date upon which its certificate of incorporation was filed by the Department of State is October 1, 1946.

          FOURTH: As to each constituent corporation, the Plan of Merger sets forth the designation and number of outstanding shares of each class and series, the specification of the classes and series entitled to vote on the Plan of Merger, and the specification of each class and series entitled to vote as a class on the Plan of Merger, as follows:

          (a) Noodle Kidoodle-NY, a New York corporation: as of the date hereof there are 5,369,690 shares of its common stock, $.10 par value per share, and no shares of preferred stock, $.10 per value par share, outstanding, all of which shares of common stock are of one class and each of which is entitled to vote. The number of the aforesaid outstanding shares is subject to change prior to the effective date of the merger by reason of the issuance of additional shares.

          (b) Noodle Kidoodle, Inc., a Delaware corporation: as of the date hereof there are no outstanding shares of its capital stock. The number of aforesaid outstanding shares is not subject to change prior to the effective date of the merger.

          FIFTH: The merger herein certified was authorized in respect of the merged constituent corporation by the vote of the holders of at least two-thirds of all outstanding shares of the corporation entitled to vote on the Plan of Merger under the certificate of incorporation and by the class vote of the holders of at least a majority of all outstanding shares of each class which are denied voting power under the certificate of incorporation, but which are entitled to vote by class under paragraph (a)(2) of section 903 of the Business Corporation Law.

          SIXTH: The merger herein certified is permitted by the laws of the State of Delaware and is in compliance with said laws.

          SEVENTH: The surviving constituent corporation agrees that it may be served with process in the State of New York in any action or special proceeding for the enforcement of any liability of or obligation of the merged constituent corporation, for the enforcement of any liability of or obligation of the surviving constituent corporation for which the surviving constituent corporation is previously amenable to suit in the State of New York, and for the enforcement, as provided in the Business Corporation Law of the State of New York, of the right of shareholders of the merged constituent corporation to receive payment for their shares against the surviving constituent corporation.

          EIGHTH: The surviving constituent corporation agrees that, subject to the provisions of section 623 of the Business Corporation Law of the State of New York, it shall promptly pay to the shareholders of the merged constituent corporation the amount, if any, to which they shall be entitled under the provisions of the Business Corporation Law of the State of New York relating to the rights of shareholders to receive payment for their shares.

          NINTH: The surviving constituent corporation hereby designates the Secretary of State of the State of New York as its agent upon whom process against it may be served in the manner set forth in paragraph (b) of section 306 of the Business Corporation Law of the State of New York in any action or special proceeding. The post office address within the State of New York to which the said Secretary of State shall mail a copy of any process against the surviving constituent corporation served upon him is:

               Noodle Kidoodle, Inc.
               105 Price Parkway
               Farmingdale, New York  11735
               Attn:  Stanley Greenman

          IN WITNESS WHEREOF, I have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by me and are true and correct.

Date:     January 19, 1996
                                   NOODLE KIDOODLE, INC.
                                   (a New York corporation)

                                   By: /s/ Stewart Katz
                                      Stewart Katz
                                      President


                                             and


                                   By: /s/ William A. Johnson, Jr.
                                      William A. Johnson, Jr.
                                      Secretary


                                   NOODLE KIDOODLE, INC.
                                   (a Delaware corporation)


                                   By: /s/ Stewart Katz
                                      Stewart Katz
                                      President


                                             and


                                   By: /s/ William A. Johnson, Jr.
                                      William A. Johnson, Jr.
                                      Secretary

STATE OF NEW YORK        )
                         )  SS.:
COUNTY OF NEW YORK       )


          Stewart Katz, being duly sworn, deposes and says that he is one of the persons who signed the foregoing certificate of merger on behalf of Noodle Kidoodle, Inc., a New York corporation; that he signed said certificate in the capacity set opposite or beneath his signature thereon; that he has read the foregoing certificate and knows the contents thereof; and that the statements contained therein are true to his own knowledge.


                                   / s/  Stewart Katz
                                   Stewart Katz, President


Subscribed and sworn to
before me on  January 19, 1996.

/s/ Joan Pearce
Notary Public

[STAMP]

STATE OF NEW YORK        )
                         )  SS.:
COUNTY OF NEW YORK       )


          William A. Johnson, Jr., being duly sworn, deposes and says that he is one of the persons who signed the foregoing certificate of merger on behalf of Noodle Kidoodle, Inc., a New York corporation; that he signed said certificate in the capacity set opposite or beneath his signature thereon; that he has read the foregoing certificate and knows the contents thereof; and that the statements contained therein are true to his own knowledge.


                                   /s/  William A. Johnson, Jr.
                                   William A. Johnson, Jr., Secretary



Subscribed and sworn to
before me on January 19, 1996.

/s/ Denise M. Hinzpeter
Notary Public

[STAMP]

STATE OF NEW YORK        )
                         )  SS.:
COUNTY OF NEW YORK       )


          Stewart Katz, being duly sworn, deposes and says that he is one of the persons who signed the foregoing certificate of merger on behalf of Noodle Kidoodle, Inc., a Delaware corporation; that he signed said certificate in the capacity set opposite or beneath his signature thereon; that he has read the foregoing certificate and knows the contents thereof; and that the statements contained therein are true to his own knowledge.


                                   /s/  Stewart Katz
                                   Stewart Katz, President


Subscribed and sworn to
before me on January 19, 1996.


/s/ Joan Pearce
Notary Public

[STAMP]

STATE OF NEW YORK        )
                         )  SS.:
COUNTY OF NEW YORK       )


          William A. Johnson, Jr., being duly sworn, deposes and says that he is one of the persons who signed the foregoing certificate of merger on behalf of Noodle Kidoodle, Inc., a Delaware corporation; that he signed said certificate in the capacity set opposite or beneath his signature thereon; that he has read the foregoing certificate and knows the contents thereof; and that the statements contained therein are true to his own knowledge.


                                   /s/  William A. Johnson, Jr.
                                   William A. Johnson, Jr., Secretary


Subscribed and sworn to
before me on January 19, 1996.


/s/ Denise M. Hinzpeter
Notary Public

[STAMP]